                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                              FIRST ALERT, INC.
                                      AT
                         $5.25 NET PER SHARE IN CASH
                                      BY
                         SENTINEL ACQUISITION CORP.,
                    A WHOLLY OWNED INDIRECT SUBSIDIARY OF
                             SUNBEAM CORPORATION

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 2, 1998, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated March 6, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer') in connection with the offer by Sentinel Acquisition Corp., a Delaware corporation ('Purchaser'), and a wholly owned indirect subsidiary of Sunbeam Corporation, a Delaware corporation ('Parent'), to purchase for cash all outstanding shares of common stock, par value $.01 per share (the 'Shares'), of First Alert, Inc., a Delaware corporation (the 'Company'). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The offer price is $5.25 per Share, net to you in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Offer and determined that the Offer is fair to, and in the best interest of, the stockholders of the Company and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, April 2, 1998, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, when added to Shares beneficially owned by Parent (if any), represents at least a majority of the Shares outstanding (assuming exercise of all outstanding options) on the date Shares are accepted for payment.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                              FIRST ALERT, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 6, 1998 and the related Letter of Transmittal in connection with the Offer by Sentinel Acquisition Corp., a Delaware corporation and a wholly owned indirect subsidiary of Sunbeam Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the 'Shares'), of First Alert, Inc., a Delaware corporation (the 'Company').

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*

 ------------------------------- Shares

Dated: --------------------------, 1998      ----------------------------------


                                             ----------------------------------
                                                         Signature(s)

                                             ----------------------------------

                                             ----------------------------------
                                                         Print Name(s)

                                             ----------------------------------
                                                           Address(es)

                                             ----------------------------------
                                              Area Code and Telephone Number

                                             ----------------------------------
                                              Tax ID or Social Security Number


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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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